CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement on Form N-1A (Securities Act of 1933 File No. 333-96545 post-effective amendment No. 8 and Investment Company Act of 1940 File No. 811-21163 amendment No. 11) of Pioneer Protected Principal Trust (the "Registrant") and in the Supplement to the Prospectus of the Registrant relating to Pioneer Protected Principal
Plus Fund II, of our report dated February 29, 2008 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2007 and 2006, and for each of the years in the three-year period ended December 31, 2007, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on February 29, 2008. Our report refers to changes, in 2006, in Ambac Assurance Corporation's methods of accounting for variable interest entities and stock-based compensation.


                                    /s/ KPMG LLP


New York, New York
April 25, 2008